Exhibit 99.1

For Immediate Release

AGC Networks To Increase Its Offer Price to $1.10 Per Share in Cash and Extend Its Tender Offer for Black Box Corporation until January 4, 2019

DALLAS and MUMBAI, India and SINGAPORE and PITTSBURGH — December 20, 2018 — A wholly owned subsidiary of global solutions integrator AGC Networks Ltd (BSE/NSE: AGCNET), AGC Networks Pte. Ltd. in Singapore (“AGC Networks), and Black Box Corporation (NASDAQ:BBOX) today announced that AGC Networks’ indirect wholly owned subsidiary, Host Merger Sub Inc. (“Purchaser”), has increased its offer price with respect to its tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Black Box Corporation (“Black Box”) from $1.08 to $1.10 per Share, net to the holder thereof in cash, without interest and subject to any applicable tax withholding. The increased offer price represents a premium of approximately 3.77% over the closing price of Black Box’s Shares on November 20, 2018, the last full trading day prior to the commencement of the Offer. The expiration date of the Offer will be extended to January 4, 2019, and withdrawal rights will be available until the expiration date.

The increase in the offer price is being made pursuant to an amendment, entered into on December 20, 2018, to the previously announced merger agreement, dated November 11, 2018, between Black Box, Purchaser and certain of Purchaser’s affiliates.

Additionally, as a result of the increase in the offer price, the Offer period has been extended as required by the SEC’s rules and to allow additional time for the satisfaction of the conditions to the Offer.

As of midnight (i.e., one minute after 11:59 p.m.), New York City time, on December 19, 2018, 7,137,166 Shares (excluding 515,140 shares tendered by guaranteed delivery) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 46.84% of the outstanding Shares. Shareholders who have already tendered their Shares do not have to re-tender their Shares or take any other action as a result of the extension of the expiration date of the Offer.

Unless extended further, the Offer will now expire at midnight (i.e., one minute after 11:59 p.m.), New York City time, on January 4, 2019. The Offer was previously scheduled to expire at midnight (i.e., one minute after 11:59 p.m.), New York City time, on Wednesday, December 19, 2018. All terms and conditions of the Offer, other than the offer price and original expiration time, remain the same.

Complete terms and conditions of the Offer are set forth in the Offer to Purchase, Letter of Transmittal and other related materials that were filed as exhibits to the Tender Offer Statement on Schedule TO filed by AGC Networks and Purchaser with the Securities and Exchange

Commission (the “SEC”) on November 21, 2018, as amended and supplemented by Amendment No. 1 thereto filed on December 4, 2018. Copies of the Offer to Purchase, Letter of Transmittal and other related materials may be obtained for free from the information agent, Okapi Partners, Inc., toll-free at (212) 297-0720 or collect at (877) 869-0171, or on the SEC’s website at www.sec.gov.

About AGC Networks

AGC Networks is the client’s trusted global technology integrator to architect, deploy, manage and secure their IT environment through customized solutions and services that accelerate their business. AGC partners with the world’s best brands in Unified Communications, Data Center & Edge IT, Cyber Security (CYBER-i) and Digital Transformation & Applications..

For more information regarding AGC Networks, visit www.agcnetworks.com.

About Black Box

Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and approximately 3,000 team members.

To learn more about Black Box, please visit the website at www.blackbox.com.

Important Additional Information

This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of Black Box or any other securities. A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents has been filed with the SEC by AGC Networks and/or its affiliates, and a solicitation/recommendation statement on Schedule 14D-9 has been filed with the SEC by Black Box. The offer to purchase Black Box common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF BLACK BOX ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer.

In addition, Black Box files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by AGC Networks or Black Box at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AGC Network’s and Black Box’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Black Box Forward-Looking Statements

All of the statements in this document, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of Black Box by AGC, and are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the tender offer, the merger and related transactions, including, for example, the timing of the completion of the merger and the potential benefits of the merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the tender offer and the merger; (ii) uncertainties as to how many Black Box stockholders will tender their shares of Black Box common stock in the tender offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that Black Box will terminate the merger agreement to enter into an alternative business combination, refinancing, or other recapitalization transaction; (v) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (vi) the risk that the merger agreement may be terminated in circumstances requiring Black Box to pay a termination fee; (vii) risks related to the filing or filings to be made with CFIUS, and unanticipated developments in related law; (viii) the possibility that the transactions contemplated by the merger agreement may not be timely completed, if at all; (ix) the risk that, prior to the completion of the transactions contemplated by the merger agreement, if at all, Black Box’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption, whether due to uncertainty related to the tender offer, the merger and related transactions, degradation in Black Box’s financial performance, or other factors; (x) the risk that the equity financing, debt financing or both to be obtained by AGC Networks and/or its affiliates are unavailable to complete the offer or the merger; (xi) the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; (xii) the risk that Black Box does not generate sufficient cash flow from operations to meet its obligations during the period prior to the completion of the transactions contemplated by the merger agreement; (xiii) the risks and uncertainties pertaining to Black Box’s business; and (xiv) other factors included elsewhere in Black Box’s public periodic filings with the SEC, as well as the tender offer materials filed and to be filed by AGC and/or its affiliates in connection with the tender offer. Other factors that could cause actual results to differ materially include those set forth in Black Box’s SEC reports, including, without limitation, the risks described in Black Box’s Annual Report on Form 10-K for its fiscal year ended March 31, 2018, the Current Reports on Form 8-K, filed July 2, 2018 and November 13, 2018, and Black Box’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018 and September 29, 2018, each of which are on file with the SEC. Black Box’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on Black Box’s website at https://www.blackbox.com/ under the Investor Relations section or upon request via phone at 724-873-6788. Black Box disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

AGC Networks

Mike Carney

Senior Vice President

Phone: 214-258-1612

Email: legal.us@agcnetworks.com

Black Box

David J. Russo

Executive Vice President, Chief Financial Officer and Treasurer

Phone: (724) 873-6788

Email: investors@blackbox.com